SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2006

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20191	75-1911917
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1101 East Arapaho Road, Richardson, Texas	75081
(Address of Principal Executive Offices)	(Zip Code)

(972) 234-6400

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)           On June 14, 2006, we received  notice from the Nasdaq Listing Qualifications Department that the Company’s request for continued listing on the Nasdaq Capital Market had been denied.  As previously announced, we received  notice on May 18, 2006 of non-compliance with Nasdaq Marketplace Rule 4310(c)(2)(B) which requires Intrusion to have a minimum of $2,500,000 in stockholders’ equity, or $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.  As a result, the Company’s securities are subject to delisting from The Nasdaq Capital Market effective upon the opening of business on June 23, 2006.

                Intrusion intends to appeal the Nasdaq Listing Qualifications Department determination before a Nasdaq Listing Qualification Panel.  During the appeals process, the scheduled delisting will be stayed and the Company’s common stock will continue to trade on the Nasdaq Capital Market pending the Panel’s decision.  The hearing date has not been set and is yet to be determined by Nasdaq.  While there can be no assurance that the Company’s request for continued listing on the Nasdaq Capital Market will be granted, the Company is exploring all possible avenues to preserve the Nasdaq listing.

A copy of the Company’s press release dated June 20, 2006 is attached as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

99.1 —  Press release issued by Intrusion Inc. on June 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRUSION INC.

Dated: June 20, 2006	By:	/s/ MICHAEL L. PAXTON
Michael L. Paxton
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release issued by Intrusion Inc. on June 20, 2006.

Exhibit 99.1

NEWS RELEASE
1101 E. Arapaho Road
Richardson, TX 75081
972-234-6400 tel
972-234-1467 fax

Financial Contact

Michael L. Paxton, VP, CFO
972.301.3658, mpaxton@intrusion.com

Media Contact

Jay Barbour, Vice President of Marketing

972.664.8107, jbarbour@intrusion.com

Intrusion Inc. Receives Notice from Nasdaq

Richardson, Texas — June 20, 2006 — Intrusion Inc. (NasdaqSC: INTZ), (“Intrusion”) today announced that the Nasdaq Listing Qualifications Department has notified the Company that it has denied the Company’s request for continued listing on the Nasdaq Capital Market.  Intrusion had previously announced that the Company had received notice on May 18, 2006 of non-compliance with Nasdaq Marketplace Rule 4310(c)(2)(B) which requires Intrusion to have a minimum of $2,500,000 in stockholders’ equity, or $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.  As a result, the Company’s securities are subject to delisting from The Nasdaq Capital Market effective upon the opening of business on June 23, 2006.

Intrusion intends to appeal the Nasdaq Listing Qualifications Department determination before a Nasdaq Listing Qualification Panel.  During the appeals process, the scheduled delisting will be stayed and the Company’s common stock will continue to trade on the Nasdaq Capital Market, pending the Panel’s decision.  The hearing date has not been set and is yet to be determined by Nasdaq.  While there can be no assurance that the Company’s request for continued listing on the Nasdaq Capital Market will be granted, the Company is exploring all possible avenues to preserve the Nasdaq listing.

About Intrusion Inc.

Intrusion Inc. is a global provider of regulated information compliance, entity identification systems, data privacy protection products, and network intrusion prevention and detection solutions.  Intrusion’s product families include the Compliance Commander™ for regulated information compliance, data privacy protection and identity theft prevention, TraceCop™ identification and location system, Intrusion SpySnare™ for real-time inline blocking of spyware and unwanted P2P applications, and Intrusion SecureNet™ for network intrusion prevention and detection.  Intrusion’s products help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks.  For more information, please visit www.intrusion.com.

This release, other than historical information, may include forward-looking statements regarding future events or our future performance, including, without limitation, statements relating to Intrusion’s intention to submit a compliance plan and pursue continued Nasdaq listing.  These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward looking statements, including, without limitation, risks associated with the uncertainty of compliance plan, Intrusion’s ability to remain listed on the Nasdaq Capital Market, its ability to execute on any proposed compliance plan  and its ability to comply with all Nasdaq’s continued listing requirements in the future, as well as other risks and uncertainties identified in its Annual Report on Form 10-KSB and other filings with the Securities and Exchange Commission.  Copies of these filings can be obtained from Intrusion’s Investor Relations department.